WORKOUT AGREEMENT
                                -----------------



     This Agreement, dated as of June 1, 2001, is entered into by (1) each of NATIONAL MANUFACTURING TECHNOLOGIES, INC., a California corporation ("NMTI"), I-PAC MANUFACTURING, INC., a California corporation ("Electronics"), I-PAC
PRECISION MACHINING, INC., a California corporation ("Sheet Metal"), and NATIONAL METAL TECHNOLOGIES, a California corporation ("NMT" and, together with Electronics and Sheet Metal, the "Borrowers"), and (2) CELTIC CAPITAL CORPORATION, a California corporation ("Celtic").


                                    Recitals
                                    --------

A. NMTI and Celtic have entered into a Loan and Security Agreement dated as of June 18, 1999, as amended by a First Amendment to Loan and Security Agreement dated December 15, 1999, a Second Amendment to Loan and Security
Agreement  dated  August  14,  2000,  a  Third  Amendment  to  Loan and Security
Agreement dated effective October 16, 2000 and a Fourth Amendment to Loan and Security Agreement dated effective March 5, 2001.

B. Electronics and Celtic have entered into a Loan and Security Agreement dated as of June 18, 1999, as amended by a First Amendment to Loan and Security Agreement dated December 15, 1999, a Second Amendment to Loan and Security
Agreement  dated  effective June 9, 2000, a Third Amendment to Loan and Security
Agreement  dated  August  14,  2000,  a  Fourth  Amendment  to Loan and Security
Agreement dated effective October 16, 2000 and a Fifth Amendment to Loan and Security Agreement dated effective March 5, 2001 (said Agreement, as so amended and as it may hereafter be amended, restated or otherwise modified from time to time, herein called the "Electronics Loan Agreement").

C. Sheet Metal and Celtic have entered into a Loan and Security Agreement dated as of June 18, 1999, as amended by a First Amendment to Loan and Security Agreement dated December 15, 1999, a Second Amendment to Loan and Security
Agreement  dated  effective June 9, 2000, a Third Amendment to Loan and Security
Agreement  dated  August  14,  2000,  a  Fourth  Amendment  to Loan and Security
Agreement dated effective October 16, 2000 and a Fifth Amendment to Loan and Security Agreement dated effective March 5, 2001 (said Agreement, as so amended and as it may hereafter be amended, restated or otherwise modified from time to time, herein called the "Sheet Metal Loan Agreement").

D. NMT and Celtic have entered into a Loan and Security Agreement dated as of June 18, 1999, as amended by a First Amendment to Loan and Security Agreement dated December 15, 1999, a Second Amendment to Loan and Security Agreement dated effective June 9, 2000, a Third Amendment to Loan and Security Agreement dated August 14, 2000, a Fourth Amendment to Loan and Security Agreement dated effective October 16, 2000 and a Fifth Amendment to Loan and Security Agreement dated effective March 5, 2001 (said Agreement, as so amended and as it may hereafter be amended, restated or otherwise modified from time to time, herein called the "NMT Loan Agreement").

E. The Electronics Loan Agreement, the Sheet Metal Loan Agreement and the NMT Loan Agreement are sometimes referred to herein as the "Loan Agreements."

F. Each of NMTI, Electronics, Sheet Metal and NMT (the "Credit Parties") has executed a separate Guaranty dated as of June 18, 1999 in favor of Celtic (together the "Guaranties"), whereby such Credit Party guaranteed all of the obligations of the other Credit Parties to Celtic.

G. It is the intention of the parties hereto that the Borrowers repay their indebtedness to Celtic under the Loan Agreements pursuant to the terms of this Agreement and the other rights and remedies of Celtic, in order to obviate the need for a liquidation or reorganization of the Borrowers under the United States Bankruptcy Code. Accordingly, the Credit Parties and Celtic hereby agree as set forth below.


     Section  1.  Acknowledgments.
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       Each  of  the  Credit  Parties hereby acknowledges and agrees as follows:

(a) the facts set forth above in the recitals to this Agreement are correct and complete with respect to the subject matter thereof; (b) each Borrower is in default under its Loan Agreement, pursuant to Sections 10.1.1, 10.1.2, 10.1.3, 10.1.4, 10.1.5, 10.1.7 and 10.1.9 thereof; (c) as of the date of this Agreement, there is a principal balance due, owing and unpaid from each Borrower to Celtic as set forth in Schedule 1 attached hereto, in addition to accrued interest thereon and other fees and charges in respect thereof; (d) Celtic has no further obligation to advance funds or otherwise extend credit to any Credit Party; (e) Celtic has not waived or agreed to waive any Credit Party's defaults under its Loan Agreement or Guaranty or any of the rights and remedies of Celtic in respect thereof; (f) none of the Loan Agreements has been amended or otherwise modified, except as described in the recitals to this Agreement; (g) the Loan Agreements, the Guaranties and the other documentation entered into in connection therewith were duly authorized and constitute legal, valid, binding and continuing obligations of the Credit Parties to Celtic, enforceable in accordance with the respective terms of such documentation, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally; and

(h) as of the date of this Agreement, no Credit Party has any claim, counterclaim, cross-claim, right of setoff or defense of any kind that would in any way reduce or offset any of such Credit Party's obligations to Celtic under the Loan Agreements, the Guaranties or any other documentation entered into in connection therewith.

     Section  2.  Component  Transactions.
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       The  Credit Parties will enter into, and will use commercially reasonable efforts to procure that Comtel Holdings, Inc., a Delaware corporation ("Comtel Holdings"), and Alton Diversified Technologies, Inc., a California corporation ("Alton"), enter into, as applicable, each of the transactions described below (the "Component Transactions") as soon as practicable but in any event not later than __________, 2001 (the date on which all of the Component Transactions have been entered into and, in the case of the Component Transactions described in Sections 2(a) and (e), consummated herein called the "Closing Date").

     (a)     Asset  Purchase  Agreement.
       Electronics, Sheet Metal, Alton and NMTI will enter into an Asset Purchase Agreement (the "Asset Purchase Agreement") whereby Alton will purchase from Electronics and Sheet Metal all of their equipment and inventory for an aggregate purchase price of $__________, allocated as follows: (i) $454,730.00 for the equipment of Electronics; (ii) $__________ for the inventory of Electronics; (iii) $1,546,900.00 for the equipment of Sheet Metal; and (iv) $__________ for the inventory of Sheet Metal.

     (b)     Equipment  Notes.
       Alton will execute (i) a promissory note in favor of Electronics in the principal amount of $454,730.00 (the "Electronics Equipment Note") and (ii) a promissory note in favor of Sheet Metal in the principal amount of $1,546,900.00 (the "Sheet Metal Equipment Note"). Each of the Electronics Equipment Note and the Sheet Metal Equipment Note shall bear interest at the rate of interest per annum announced by Wells Fargo Bank, N.A. at its head office in San Francisco, California from time to time as its "prime rate" or "reference rate" plus one and one-quarter percent (1.25%) per annum, shall provide for repayment of principal in 36 substantially equal monthly installments, commencing on September 3, 2001, and shall otherwise be in form and substance satisfactory to Celtic.

     (c)     Inventory  Notes.
       Alton will execute (i) a promissory note in favor of Electronics in the principal amount of $__________ (the "Electronics Inventory Note") and (ii) a promissory note in favor of Sheet Metal in the principal amount of $__________ (the "Sheet Metal Inventory Note"). Each of the Electronics Inventory Note and the Sheet Metal Inventory Note shall bear interest at the rate of interest per annum announced by Wells Fargo Bank, N.A. at its head office in San Francisco, California from time to time as its "prime rate" or "reference rate" plus one and one-quarter percent (1.25%) per annum, shall provide for repayment of principal in monthly installments, commencing on ________ and ending on _______, and shall otherwise be in form and substance satisfactory to Celtic.

     (d)     Equipment  Security  Agreement.
       Alton will execute a security agreement in favor of Electronics and Sheet Metal, in form and substance satisfactory to Celtic (the "Equipment Security Agreement"), encumbering the equipment purchased by Alton from Electronics and Sheet Metal and securing the Electronics Equipment Note and the Sheet Metal Equipment Note.

     (e)     Landlord  Agreements.
       Cabot Industrial Properties, L.P., a Delaware limited partnership ("Cabot"), Alton and Electronics will execute an agreement (the "Electronics Landlord Agreement") substantially in the form of the Landlord's Consent and Waiver dated as of August 23, 1999 among Cabot, Electronics and Celtic; and Square One Development Corporation, a California corporation ("Square One"), Alton and Sheet Metal will execute an agreement (the "Sheet Metal Landlord Agreement") substantially in the form of the Agreement with Landlord dated as of August 16, 2000 among Square One, Sheet Metal and Celtic.

     (f)     Assignments  to  Celtic.
  Electronics will irrevocably assign to Celtic, on terms and conditions satisfactory to Celtic and with the consent of Alton and Cabot, all of Electronics' right, title and interest in and to the Electronics Equipment Note, the Electronics Inventory Note, the Equipment Security Agreement and the Electronics Landlord Agreement, and Sheet Metal will irrevocably assign to Celtic, on terms and conditions satisfactory to Celtic and with the consent of Alton and Square One, all of Sheet Metal's right, title and interest in and to the Sheet Metal Equipment Note, the Sheet Metal Inventory Note, the Equipment Security Agreement and the Sheet Metal Landlord Agreement (such assignments herein called the "Celtic Assignments").

     (g)     Agreement  to  Pursue  Receivables.
       Each of NMTI, Electronics, Sheet Metal, NMT, Comtel Holdings and Alton will enter into a letter agreement in favor of Celtic, in form and substance satisfactory to Celtic, whereby NMTI, Electronics, Sheet Metal, NMT, Comtel Holdings and Alton will agree to act in good faith and use commercially reasonable efforts (but without incurring material cost or expense) to assist Celtic in pursuing the payment of the accounts receivable of Electronics, Sheet Metal and NMT (the "Receivables Letter Agreement").

     (h)     NMT  Auction.
       Pursuant to documentation in form and substance satisfactory to Celtic, NMT will enter into an agreement with an auctioneer acceptable to Celtic (the "Auction Agreement") to sell all of the equipment of NMT at an auction to be held not later than October 31, 2001; provided, however, that NMT shall not be required to proceed with such auction if, on or before September 30, 2001, the Credit Parties have paid Celtic at least $4,000,000 in principal amount of the indebtedness to Celtic under the Loan Agreements, together with all accrued and unpaid interest thereon; further provided, however, that NMT will proceed immediately with such auction, regardless of the date, if NMT fails at any time to make a payment of rent when due under its lease dated as of December 18, 1998 with Touchstone Calle Platino LLC, a California limited liability company, with respect to the real property commonly known as 4040 Calle Platino in the City of Oceanside, County of San Diego, State of California.

     Section  3.  Debt  Repayment.
       In consideration of the Credit Parties' entering into and consummating, and procuring Alton's and Comtel Holdings' entering into and consummating, the Component Transactions as described in Section 2, Celtic will (a) consent to the sale of the equipment and inventory of Electronics and Sheet Metal to Alton pursuant to the Asset Purchase Agreement, such consent to be evidenced by Celtic's execution of UCC releases with respect to its existing security interest in such equipment and inventory, and (b) credit against the indebtedness of Electronics and Sheet Metal to Celtic, on a dollar-for-dollar basis, all amounts received by Celtic under the Electronics Equipment Note, the Sheet Metal Equipment Note, the Electronics Inventory Note, the Sheet Metal Inventory Note and the Equipment Security Agreement and provide Electronics and Sheet Metal a monthly accounting of such payments. Notwithstanding the foregoing, nothing in this Agreement shall diminish or alter the rights and remedies of Celtic to proceed independently against any or all of the Credit Parties for amounts unpaid under the Loan Agreements, the Guaranties or otherwise. Celtic shall at all times retain the right to exercise all available remedies under the Loan Agreements, the Guaranties or otherwise both before and after the Closing Date.

     Section  4.  Conditions  Precedent.
       It shall be a condition precedent to the effectiveness of this Agreement that the following documents, in form and substance satisfactory to Celtic, be delivered to Celtic:

     (a) a copy of the executed Asset Purchase Agreement, including all documents delivered by the parties pursuant thereto, certified by Electronics and Sheet Metal to be correct and complete and in full force and effect;

     (b) the originals of the Electronics Equipment Note, the Sheet Metal Equipment Note, the Electronics Inventory Note and the Sheet Metal Inventory Note, each duly executed by Alton and duly endorsed to Celtic by Electronics or Sheet Metal, as appropriate;

     (c) originals of the executed Equipment Security Agreement, the executed Electronics Landlord Agreement and the executed Sheet Metal Landlord Agreement, certified by Electronics and Sheet Metal to be correct and complete and in full force and effect, together with (i) UCC-1 financing statements for filing in the State of California, duly executed by Alton in favor of Electronics and Sheet Metal and duly assigned to Celtic by Electronics and Sheet Metal, and (ii) to the extent required by Celtic, UCC termination statements with respect to any UCC-1 financing statements previously executed by Electronics or Sheet Metal in favor of any Person (other than Celtic) and filed in the State of California, duly executed by such Person;

     (d) the Celtic Assignments, duly executed by Electronics and Sheet Metal and consented to by Alton, Cabot and Square One;

     (e) the Receivables Letter Agreement, duly executed by NMTI, Electronics, Sheet Metal, NMT and Comtel Holdings;

     (f) a copy of the Auction Agreement, certified by NMT to be correct and complete and in full force and effect; and

     (g) such other approvals, opinions, evidence and documents as Celtic may reasonably require.

     Section  5.  Release  of  Claims  Against  Celtic.

     (a)     Terms  of  Release.
       As additional consideration for Celtic's performance under this Agreement, the Credit Parties do, for themselves and their heirs, executors, administrators, employees, representatives, shareholders, predecessors, subsidiaries, affiliates, parents, successors-in-interest, transferees, assigns, officers, directors, managers, servants, employees, insurers, underwriters, attorneys and agents, now and in the future, and for all persons acting by, through, under or in concert with them, and each of them, hereby release, discharge and hold harmless Celtic and its respective past, present and future administrators, affiliates, agents, assigns, attorneys, directors, employees, executors, heirs, officers, parents, partners, predecessors, representatives, parents, shareholders, subsidiaries and successors, and each of them, and all persons acting by, through, under or in concert with one or more of them (the "Released Parties"), from and against any and all liabilities, claims, obligations, counterclaims, security arrangements, controversies, damages, judgments, awards, actions and causes of action whatsoever, whether known or unknown, liquidated or unliquidated, fixed or contingent, direct or indirect, that the Credit Parties ever had, now have or claim or could claim to have arising out of, related to or in any way connected with any of the Loan Agreements, any of the Guaranties, any of the documents, instruments and/or agreements executed in connection therewith, the existing indebtedness and/or any of the Credit Parties' credit relationships with Celtic, from the beginning of time through and including the Closing Date (the "Released Matters").

     (b)     Waiver  of  Civil  Code  Section  1542.
       The Credit Parties understand, and have been advised by legal counsel concerning, the provisions of Section 1542 of the California Civil Code, which provides as follows:

"A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

The  Credit  Parties  understand  and  hereby waive the provisions of California
Civil Code Section 1542 and any statutory or common-law concepts similar thereto, and they declare that they realize they may have damages they presently know nothing about and that such damages have been released pursuant to this release. The Credit Parties also declare that they understand that Celtic would not have agreed to enter into this Agreement if the release provisions contained in this Section 5 did not cover damages and their results, which may not yet have manifested themselves or may be unknown or not anticipated at the present time.

     (c)     Sole  Ownership.
       The Credit Parties represent and warrant that they alone are the owners of the claims released in Section 6(a) above and that they have not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity (each a "Person") any of the Released Matters. The Credit Parties further agree to defend, indemnify and hold harmless Celtic and all other Released Parties from and against all liability, claims, demands, damages, costs, expenses and attorneys' fees incurred by them as a result of any Person's asserting any such assignment or transfer of any rights or claims. The Credit Parties also represent and warrant that none of the Released Matters is subject to any purported or actual lien, security interest, encumbrance or contractual or other right of any third party, and the Credit Parties agree to defend, indemnify and hold harmless Celtic and all other Released Parties from and against all liability, claims, demands, damages, costs, expenses and attorneys' fees incurred by them as a result of any Person's asserting the existence of any of the foregoing. This agreement to defend, indemnify and hold harmless shall survive termination, amendment or expiration of the Loan Agreements, the Guaranties, this Agreement, each other document, contract and instrument heretofore or hereafter delivered hereunder or thereunder and any relationship between any of the Credit Parties and Celtic.

     Section  6.  Representations  and  Warranties.
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       Each  Credit  Party hereby represents and warrants as set forth below for the  benefit  of  Celtic.

     (a)     Legal  Authority.
       Such Credit Party has taken all legal action necessary to authorize and approve the execution, delivery and performance of this Agreement and the other documentation contemplated hereby. Such Credit Party has the legal power and authority to execute this Agreement and perform the Component Transactions. The execution, delivery and performance of this Agreement and the other documentation contemplated hereby do not require the consent or approval of any governmental authority or other Person[, other than the consent of UPS Capital Corp. with respect to the Equipment Security Agreement]. This Agreement and the other documentation executed by such Credit Party as contemplated hereby are legal, valid and binding obligations of such Credit Party and are enforceable against such Credit Party in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally.

     (b)     No  Conflict.
       The execution, delivery and performance of this Agreement and the other documentation contemplated hereby do not contravene or conflict with any other agreement, indenture, document, instrument or undertaking to which such Credit Party is a party or by which such Credit Party or any of the property thereof may be bound or affected.

     (c)     Litigation.
       There is no litigation or other proceeding currently pending against such Credit Party.

     (d)     Orders.
       Such Credit Party is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental authority.

     (e)     Contractual  Obligations.
       Such Credit Party is not in default of or bound by any contractual obligation that could reasonably be expected to adversely affect the ability of such Credit Party to perform its obligations under this Agreement or any documentation contemplated hereby.

     (f)     Information.
       No representation, warranty, information or report furnished by such Credit Party to Celtic in connection with this Agreement or any documentation entered into in connection herewith contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein, in light of the circumstances in which made, not misleading.

     (g)     Organization.
       Such Credit Party is a corporation duly organized, validly existing and in good standing under the laws of the State of California and is in good standing in each jurisdiction in which it is required to qualify to do business.

     (h)     Insolvency.
       The execution, delivery and performance of this Agreement and the other documentation to be entered into by such Credit Party in connection herewith will not (i) render such Credit Party insolvent as that term is defined pursuant to generally accepted accounting principles or render such Credit Party Insolvent, as defined below, (ii) leave such Credit Party with remaining assets that constitute unreasonably small capital given the nature of its business or
(iii) result in the incurrence of Debts (as defined below) by such Credit Party beyond such Credit Party's ability to pay them when and as they mature and become due and payable. For purposes of this Section 6(h), "Insolvent" means that the present fair salable value of assets is less than the amount that will be required to pay the probable liability on existing Debts as they become absolute and matured, and "Debts" means any legal liability for indebtedness, whether matured or unmatured, liquidated or unliquidated, fixed or contingent, direct or indirect. Such Credit Party has derived or expects to derive a financial or other benefit or advantage from this Agreement and the Component Transactions.

     Section  7.  Covenant  to  Pursue  Claim.
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       From  and after the Closing Date, so long as any obligation of any Credit
Party to Celtic under any Loan Agreement, any Guaranty or otherwise remains outstanding and unpaid, NMT will, and NMTI will cause NMT to, diligently prosecute its claim against Alliant Techsystems Inc., a Delaware corporation, for payment for goods sold thereto, together with punitive damages as appropriate in connection therewith, and will promptly pay to Celtic all proceeds received from such prosecution; provided, however, that if, on or before June 30, 2001, the Credit Parties have not paid Celtic at least $4,000,000 in principal amount of the indebtedness to Celtic under the Loan Agreements, together with all accrued and unpaid interest thereon, NMT will, and NMTI will cause NMT to, execute such documentation and take such other action as Celtic may require in order to assign to Celtic all of NMT's rights with respect to such claim.

     Section  8.  Miscellaneous  Provisions.
     -----------

     (a)     No  Commitment  for  Future  Extensions.
       Each Credit Party acknowledges that Celtic has made no promise, agreement or commitment to extend the maturity date of any Borrower's repayment obligations under its Loan Agreement or to consider any further workout or restructure proposal made by any Credit Party.

     (b)     Payment  of  Expenses.
     . On the Closing Date, the Credit Parties will pay to Celtic all reasonable fees and expenses incurred by Celtic in connection with the negotiation and documentation of this Agreement, the Component Transactions, and all agreements and documents contemplated hereby and thereby, including, without limitation, reasonable attorneys' fees and any other applicable fees and charges.

     (c)     Financial  Reporting.
       The Credit Parties will continue to provide financial information to Celtic as required by the Loan Agreements.

     (d)     Governing  Law.
       THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE
WITH, THE LAWS OF THE STATE OF CALIFORNIA (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW).

     (e)     Successors  and  Assigns.
       This Agreement shall be binding on and inure to the benefit of all of the parties hereto and upon the heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, and each of them. The terms and provisions of this Agreement are for the exclusive benefit of the Credit Parties and Celtic and may not be transferred, assigned, pledged, set over or negotiated to any Person without the prior express written consent of Celtic. Notwithstanding any other provisions contained herein, Celtic may sell, transfer, negotiate, assign or grant participations in all or a portion of its rights under this Agreement, the Component Transactions, the Loan Agreements and the Guaranties to any Person without prior notice to any of the Credit Parties.

     (f)     Integration.
       This Agreement, together with the other documentation contemplated hereby, represents the entire agreement of the Credit Parties and Celtic with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by Celtic relative to the subject matter hereof that are not expressly set forth or referred to in the above-referenced documents.

     (g)     Execution  in  Counterparts.
       This Agreement and the other documentation contemplated hereby may be executed in counterparts, each of which shall be deemed to be an original for all purposes hereunder. Any facsimile signatures shall be treated as original for all purposes hereof. All of such counterparts shall together constitute one and the same instrument. In making proof of this Agreement and the other documentation contemplated hereby, it shall not be necessary to produce or account for more than one such counterpart signed by each of the parties hereto or a facsimile copy thereof.

     (h)     Headings.
       All headings contained herein are for convenience purposes only and shall not be considered when interpreting this Agreement.

     (i)     Continuing  Cooperation.
       The Credit Parties and Celtic shall cooperate with each other in carrying out the terms and intent of this Agreement and the other documentation contemplated hereby and in executing all documents, pleadings and agreements as are reasonably required to effectuate the terms and intent of this Agreement and such other documentation.

     (j)     Consultation  with  Counsel.
       Each of the Credit Parties acknowledges that (i) it has been represented by counsel of its own choice at each stage in the negotiation of this Agreement and the other documentation contemplated hereby, (ii) it has relied on such counsel's advice throughout the negotiations that preceded the execution of this Agreement and such other documentation and in connection with the preparation and execution of this Agreement and such other documentation, (iii) such counsel has read and approved this Agreement and such other documentation, (iv) such counsel has advised such Credit Party concerning the validity and effectiveness of this Agreement and such other documentation, and the transactions to be consummated in accordance herewith and therewith, and (v) such Credit Party is freely and voluntarily entering into this Agreement and such other documentation.

IN WITNESS WHEREOF, this Agreement has been duly executed on behalf of each of the parties hereto, as of the day and in the year first written above.


NATIONAL  MANUFACTURING  TECHNOLOGIES  INC.


By: /S/ Patrick W. Moore
    ----------------------
Name: Patrick W. Moore
Title: Chief Executive Officer


I-PAC  MANUFACTURING,  INC.


By: /S/ Patrick W. Moore
    ----------------------
Name: Patrick W. Moore
Title: Chief Executive Officer


IPAC  PRECISION  MACHINING,  INC.


By: /S/ Patrick W. Moore
    ----------------------
Name: Patrick W. Moore
Title: Chief Executive Officer


NATIONAL  METAL  TECHNOLOGIES


By: /S/ Patrick W. Moore
    ----------------------
Name: Patrick W. Moore
Title: Chief Executive Officer

CELTIC  CAPITAL  CORPORATION


By:  /S/ Mark Hafner
     --------------
     Mark  Hafner
     President


                                                                      SCHEDULE 1
                                                            to Workout Agreement


                          OUTSTANDING PRINCIPAL AMOUNTS
                          -----------------------------



Borrower                                Loan  Type     Balance
--------                                ----------     -------


I-PAC  Manufacturing,  Inc.             A/R            $2,365,424.19
                                        INV               348,307.85

I-PAC  Precision  Machining,  Inc.     A/R                 43,352.61
                                       INV                 58,122.29
                                       EQ                 766,800.00

National  Metal  Technologies          A/R                611,427.01
                                       INV                 60,980.16
                                       EQ                 670,800.00


Total                                                  $4,925,214.11